Exhibit 99.1

Investor Relations Contact

Monica Prokocki

VP of Investor Relations

602-767-2100

investor.relations@lifestance.com

LifeStance Reports Second Quarter 2022 Results

SCOTTSDALE, Ariz. – August 9, 2022 – LifeStance Health Group, Inc. (NASDAQ: LFST), one of the nation’s largest providers of outpatient mental health care, today announced financial results for the quarter ended June 30, 2022.

(All results compared to prior-year comparative period, unless otherwise noted)

Q2 2022 Highlights and FY 2022 Outlook

•
Revenue of $209.5 million increased $49.0 million or 31% compared to revenue of $160.5 million
•
Total clinicians of 5,226 up 31%, a net increase of 237 in the second quarter
•
Net loss of $68.7 million compared to net loss of $70.0 million, primarily driven by stock-based compensation expense of $57.5 million
•
Adjusted EBITDA of positive $14.6 million compared to Adjusted EBITDA of positive $14.5 million
•
Expecting full year 2022 revenue and Center Margin toward the bottom end of the previously guided ranges of $865 million to $885 million and $240 million to $255 million, respectively, due to refined clinician seasonality assumptions; reaffirming Adjusted EBITDA guidance of $63 million to $67 million

"We delivered another quarter of solid results,” said Michael Lester, Chairman and CEO of LifeStance. “This quarter was highlighted by profitability performance that was consistent with our expectations. We are proud of the critical role we play in helping patients navigate their mental health journey while demonstrating the effectiveness of our unique hybrid business model, which is focused on meeting patient needs through innovations that make mental health care more affordable and accessible."

Financial Highlights
	Q2 2022	Q2 2021	Y/Y
(in millions)
Total revenue	$209.5	$160.5	31%
Loss from operations	(60.5)	(47.0)	29%
Center Margin	59.8	51.2	17%
Net loss	(68.7)	(70.0)	(2%)
Adjusted EBITDA	14.6	14.5	1%
As % of Total revenue:
Loss from operations	(28.9%)	(29.3%)
Center Margin	28.5%	31.9%
Net loss	(32.8%)	(43.6%)
Adjusted EBITDA	7.0%	9.1%

(All results compared to prior-year period, unless otherwise noted)

•
Revenue grew 31% to $209.5 million. Strong revenue growth was supported by a 31% net increase in total clinicians, driven by hiring and acquisitions. Second quarter revenue performance was impacted by approximately $4 million of incremental clinician time off in June relative to expectations.
•
Loss from operations of $60.5 million, primarily driven by stock-based compensation expense of $57.5 million. Net loss of $68.7 million.
•
Center Margin grew 17% to $59.8 million, or 28.5% of revenue. Center Margin as a percentage of revenue declined as new clinicians ramp to maturity.
•
Adjusted EBITDA remained relatively flat at $14.6 million, or 7.0% of revenue. Adjusted EBITDA as a percentage of revenue declined due to the decrease in Center Margin as a percentage of revenue, partially offset by improved leverage in operating expenses.

Strategy and Key Developments

During the second quarter, LifeStance took several actions to support the company’s strategy to expand into new markets, build market density and offer a technology-enabled experience for patients and clinicians, including:

•
Drove 31% year-over-year growth to 5,226 clinicians with the addition of 237 net clinicians in the quarter, demonstrating that the company’s value proposition continues to resonate in the market
•
Completed four acquisitions, bringing the total since inception to 83
•
Opened 27 de novo centers to support the company's differentiated hybrid model offering both in-person and virtual care
•
Continued to deploy proprietary online booking and intake experience ("OBIE") across the country, which is now live in nine states
•
Danish Qureshi named Chief Operating Officer, effective July 1, 2022; Qureshi is a co-founder and previously served as Chief Growth Officer at LifeStance, overseeing all growth initiatives for the company including clinician recruiting, de novo center openings, payor contracting, customer care and national marketing
•
Gwen Booth named Executive Director of LifeStance Health Foundation following her retirement as Chief Operating Officer at LifeStance; Booth will lead the Foundation's work to improve mental health access for especially vulnerable patients including youth and adolescents, underrepresented minority communities and the underemployed and uninsured

Balance Sheet, Cash Flow and Capital Allocation

For the six months ended June 30, 2022, LifeStance provided $11.1 million cash flow from operations, including $7.8 million during the second quarter of 2022. The company ended the second quarter with cash of $96.7 million and net long-term debt of $203.4 million.

2022 Guidance1

LifeStance now expects full year 2022 revenue and Center Margin toward the bottom end of the previously guided ranges of $865 million to $885 million and $240 million to $255 million, respectively. Based on incremental clinician time off observed in June, the company now expects approximately an $8 million impact to revenue from incremental clinician time off in July and August relative to previous expectations.

LifeStance is reaffirming full year 2022 Adjusted EBITDA guidance of $63 million to $67 million.

For the third quarter of 2022, the company expects revenue of $216 million to $221 million, Center Margin of $61 million to $65 million, and Adjusted EBITDA of $16 million to $19 million.

“For the full year, we are lowering our revenue expectations slightly based on refinement of our clinician seasonality assumptions,” said Lester. “We continue to focus our planned investments to grow and optimize our clinician base while continuing to drive leverage in our operating costs.”

Footnotes:

(1)
Guidance for the third quarter of 2022 and full year 2022 assumes no further COVID-related impacts or changes in the labor market environment.

Conference Call, Webcast Information, and Presentation

LifeStance will hold a conference call today, August 9, at 4:30 p.m. Eastern Time to discuss second quarter 2022 results. Investors who wish to participate in the call should dial 1-800-715-9871, domestically, or 1-646-307-1963, internationally, approximately 10 minutes before the call begins and provide conference ID number 3842667 or ask to be joined into the LifeStance call. A real-time audio webcast can be accessed via the Events and Presentations section of the LifeStance Investor Relations website (https://investor.lifestance.com), where related materials will be posted prior to the conference call.

About LifeStance Health Group, Inc.

Founded in 2017, LifeStance (NASDAQ: LFST) is reimagining mental health. We are one of the nation’s largest providers of virtual and in-person outpatient mental health care for children, adolescents and adults experiencing a variety of mental health conditions. Our mission is to help people lead healthier, more fulfilling lives by improving access to trusted, affordable, and personalized mental healthcare. LifeStance employs approximately 5,200 psychiatrists, advanced practice nurses, psychologists and therapists and operates across 32 states and approximately 600 centers. To learn more, please visit www.LifeStance.com.

We routinely post information that may be important to investors on the “Investor Relations” section of our website at investor.lifestance.com. We encourage investors and potential investors to consult our website regularly for important information about us.

Forward-Looking Statements

Statements in this press release and on the related teleconference that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements. These statements include, but are not limited to full-year and third-quarter guidance and management's related assumptions, statements about the company’s financial position; business plans and objectives; general economic and industry trends; operating results; and working capital and liquidity and other statements contained in this presentation that are not historical facts. When used in this press release and on the related teleconference, words such as “may,” “will,” “should,” “could,” “intend,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” “predict,” “project,” “seek” and similar expressions as they relate to us are intended to identify forward-looking statements. They involve a number of risks and uncertainties that may cause actual events and results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: we may not grow at the rates we historically have achieved or at all, even if our key metrics may imply future growth, including if we are unable to successfully execute on our growth initiatives and business strategies; if we fail to manage our growth effectively, our expenses could increase more than expected, our revenue may not increase proportionally or at all, and we may be unable to execute on our business strategy; our ability to recruit new clinicians and retain existing clinicians; if reimbursement rates paid by third-party payors are reduced or if third-party payors otherwise restrain our ability to obtain or deliver care to patients, our business could be harmed; we conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could incur penalties or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, results of operations and financial condition; we are dependent on our relationships with affiliated practices, which we do not own, to provide health care services, and our business would be harmed if those relationships were disrupted or if our arrangements with these entities became subject to legal challenges; we operate in a competitive industry, and if we are not able to compete effectively, our business, results of operations and financial condition would be harmed; the impact of health care reform legislation and other changes in the healthcare industry and in health care spending on us is currently unknown, but may harm our business; if our or our vendors’ security measures fail or are breached and unauthorized access to our employees’, patients’ or partners’ data is obtained, our systems may be perceived as insecure, we may incur significant liabilities, including through private litigation or regulatory action, our reputation may be harmed, and we could lose patients and partners; our business depends on our ability to effectively invest in, implement improvements to and properly maintain the uninterrupted operation and data integrity of our information technology and other business systems; actual or anticipated changes or fluctuations in our results of operations; our existing indebtedness could adversely affect our business and growth prospects; and other risks and uncertainties set forth under “Risk Factors” included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. LifeStance does not undertake to update any forward-looking statements made in this press release to reflect any change in management's expectations or any change in the assumptions or circumstances on which such statements are based, except as otherwise required by law.

Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures, including Center Margin, Adjusted EBITDA, and Adjusted EBITDA margin. Tables showing the reconciliation of these non-GAAP financial measures to the comparable GAAP measures are included at the end of this release. Management believes these non-GAAP financial measures are useful in evaluating the company’s operating performance, and may be helpful to securities analysts, institutional investors and other interested parties in understanding the company’s operating performance and prospects. These non-GAAP financial measures, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. Therefore, the company’s non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, such as net loss or loss from operations.

Center Margin and Adjusted EBITDA anticipated for the third quarter of 2022 and full year 2022 are calculated in a manner consistent with the historical presentation of these measures at the end of this release. Reconciliation for the forward-looking third quarter of 2022 and full year 2022 Center Margin and Adjusted EBITDA guidance is not being provided, as LifeStance does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation. As such, LifeStance management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results.

Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results.

# # # #

Consolidated Financial Information and Reconciliations

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except for par value)

	June 30, 2022	December 31, 2021
CURRENT ASSETS
Cash and cash equivalents	$96,686	$148,029
Patient accounts receivable, net	99,740	76,078
Prepaid expenses and other current assets	47,860	42,413
Total current assets	244,286	266,520
NONCURRENT ASSETS
Property and equipment, net	190,694	152,242
Intangible assets, net	282,088	300,355
Goodwill	1,243,721	1,204,544
Other noncurrent assets	7,888	3,448
Total noncurrent assets	1,724,391	1,660,589
Total assets	$1,968,677	$1,927,109
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$12,941	$14,152
Accrued payroll expenses	61,215	60,002
Other accrued expenses	26,209	26,510
Current portion of contingent consideration	8,984	14,123
Other current liabilities	2,191	1,965
Total current liabilities	111,540	116,752
NONCURRENT LIABILITIES
Long-term debt, net	203,364	157,416
Other noncurrent liabilities	64,538	50,325
Contingent consideration, net of current portion	3,653	3,307
Deferred tax liability, net	54,281	54,281
Total noncurrent liabilities	325,836	265,329
Total liabilities	$437,376	$382,081
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock – par value $0.01 per share; 25,000 shares authorized as of June 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock – par value $0.01 per share; 800,000 shares authorized as of June 30, 2022 and December 31, 2021; 376,181 and 374,255 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	3,763	3,743
Additional paid-in capital	2,015,665	1,898,357
Accumulated deficit	(488,127)	(357,072)
Total stockholders' equity	1,531,301	1,545,028
Total liabilities and stockholders’ equity	$1,968,677	$1,927,109

consolidated statements of operations

(unaudited)

(In thousands, except for Net Loss per Share)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
TOTAL REVENUE	$209,527	$160,549	$412,622	$303,681
OPERATING EXPENSES
Center costs, excluding depreciation and amortization shown separately below	149,697	109,341	298,590	208,475
General and administrative expenses	103,559	85,479	206,928	118,130
Depreciation and amortization	16,743	12,774	32,427	25,002
Total operating expenses	$269,999	$207,594	$537,945	$351,607
LOSS FROM OPERATIONS	$(60,472)	$(47,045)	$(125,323)	$(47,926)
OTHER EXPENSE
Loss on remeasurement of contingent consideration	(180)	(250)	(614)	(557)
Transaction costs	(19)	(1,996)	(297)	(3,530)
Interest expense	(7,133)	(23,174)	(10,574)	(31,806)
Other expense	—	(1,356)	—	(1,445)
Total other expense	$(7,332)	$(26,776)	$(11,485)	$(37,338)
LOSS BEFORE INCOME TAXES	(67,804)	(73,821)	(136,808)	(85,264)
INCOME TAX (PROVISION) BENEFIT	(923)	3,788	5,753	6,549
NET LOSS	$(68,727)	$(70,033)	$(131,055)	$(78,715)
Accretion of Redeemable Class A units	—	—	—	(36,750)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS/MEMBERS	$(68,727)	$(70,033)	$(131,055)	$(115,465)
NET LOSS PER SHARE, BASIC AND DILUTED	(0.19)	(0.22)	(0.37)	(0.37)
Weighted-average shares used to compute basic and diluted net loss per share	353,729	313,536	352,297	309,559

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(131,055)	$(78,715)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	32,427	25,002
Stock and unit-based compensation	117,365	30,120
Loss on debt extinguishment	3,380	5,620
Amortization of discount and debt issue costs	748	1,081
Loss on remeasurement of contingent consideration	614	557
Endowment of shares to LifeStance Health Foundation	—	9,000
Change in operating assets and liabilities, net of businesses acquired:
Patient accounts receivable, net	(21,900)	(11,831)
Prepaid expenses and other current assets	(5,351)	(14,964)
Accounts payable	1,731	2,261
Accrued payroll expenses	(289)	9,580
Other accrued expenses	13,471	15,283
Net cash provided by (used in) operating activities	11,141	(7,006)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(53,775)	(31,803)
Acquisitions of businesses, net of cash acquired	(35,118)	(39,126)
Net cash used in investing activities	(88,893)	(70,929)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from initial public offering, net of underwriters discounts and commissions and deferred offering costs	—	554,169
Issuance of common units to new investors	—	1,000
Proceeds from long-term debt, net of discount	228,000	98,800
Payments of debt issue costs	(7,184)	(2,360)
Payments of long-term debt	(181,230)	(310,729)
Prepayment for debt paydown	(1,609)	—
Payments of contingent consideration	(11,090)	(5,587)
Taxes related to net share settlement of equity awards	(478)	—
Net cash provided by financing activities	26,409	335,293
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(51,343)	257,358
Cash and Cash Equivalents - Beginning of period	148,029	18,829
CASH AND CASH EQUIVALENTS – END OF PERIOD	$96,686	$276,187
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$4,927	$24,889
Cash paid for taxes, net of refunds	$860	$900
SUPPLEMENTAL DISCLOSURES OF NON CASH INVESTING AND FINANCING ACTIVITIES
Unpaid deferred offering costs included in accounts payable and other accrued expenses	$—	$5,264
Equipment financed through capital leases	$256	$14
Contingent consideration incurred in acquisitions of businesses	$5,683	$2,739
Acquisition of property and equipment included in liabilities	$13,055	$10,233
Issuance of common units for acquisitions of businesses	$—	$1,486

RECONCILIATION OF loss FROM OPERATIONS TO CENTER MARGIN

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Loss from operations	$(60,472)	$(47,045)	$(125,323)	$(47,926)
Adjusted for:
Depreciation and amortization	16,743	12,774	32,427	25,002
General and administrative expenses (1)	103,559	85,479	206,928	118,130
Center Margin	$59,830	$51,208	$114,032	$95,206
(1)
Represents salaries, wages and employee benefits for our executive leadership, finance, human resources, marketing, billing and credentialing support and technology infrastructure and stock and unit-based compensation for all employees.

RECONCILIATION OF NET loss TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
(in thousands)
Net loss	$(68,727)	$(70,033)	$(131,055)	$(78,715)
Adjusted for:
Interest expense	7,133	23,174	10,574	31,806
Depreciation and amortization	16,743	12,774	32,427	25,002
Income tax provision (benefit)	923	(3,788)	(5,753)	(6,549)
Loss on remeasurement of contingent consideration	180	250	614	557
Stock and unit-based compensation expense	57,510	29,515	117,365	30,120
Management fees (1)	—	1,356	—	1,445
Transaction costs (2)	19	1,996	297	3,530
Offering related costs (3)	—	8,747	—	8,747
Endowment to the LifeStance Health Foundation	—	10,000	—	10,000
Other expenses (4)	851	544	2,645	1,176
Adjusted EBITDA	$14,632	$14,535	$27,114	$27,119
(1)
Represents management fees paid to certain of our executive officers and affiliates of our Principal Stockholders pursuant to the management services agreement entered into in connection with the TPG Acquisition. The management services agreement terminated in connection with the IPO.
(2)
Primarily includes capital markets advisory, consulting, accounting and legal expenses related to our acquisitions.
(3)
Primarily includes non-recurring incremental professional services, such as accounting and legal, and directors' and officers' insurance incurred in connection with the IPO.
(4)
Primarily includes costs incurred to consummate or integrate acquired centers, certain of which are wholly-owned and certain of which are affiliated practices, in addition to the fees paid to former owners of acquired centers and related expenses that are not reflective of the ongoing operating expenses of our centers. Acquired center integration and other are components of general and administrative expenses included in our unaudited consolidated statements of operations. Former owner fees is a component of center costs, excluding depreciation and amortization included in our unaudited consolidated statements of operations.